UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/06/2006

CECO ENVIRONMENTAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  0-7099

DE	13-2566064
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3120 Forrer Street, Cincinnati, OH 45209
(Address of principal executive offices, including zip code)

(416) 593-6543
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

As disclosed on an 8-K filed June 22, 2005, on June 20, 2005, The Kirk and Blum Manufacturing Co., ("K&B"), an indirectly wholly owned subsidiary of CECO Environmental Corp. ("CECO"), entered into a Restated and Amended Purchase Agreement with Trademark Property Company ("Trademark") for the sale of the Cincinnati manufacturing and corporate office facilities (the "Agreement").   Subsequently, pursuant to a Third Amendment and Assignment to the Agreement, dated as of October 20,2005 and disclosed on an 8-K filed October 26, 2005, Trademark assigned the Agreement to Millworks Town Center, LLC ("Purchaser"). Pursuant to a Fourth Amendment and Assignment to Restated and Amended Purchase Agreement, a Fifth Amendment to Restated and Amended Purchase Agreement, a Sixth Amendment to Restated and Amended Purchase Agreement, a Seventh Amendment to Restated and Amended Purchase Agreement, an Eighth Amendment to Restated and Amended Purchase Agreement, and Ninth Amendment to Restated and Amended Purchase Agreement (the "Ninth Amendment"), the closing of Parcel A was extended.

Pursuant to a Tenth Amendment to Restated and Amended Purchase Agreement ("Tenth Amendment") between Purchaser and K&B, dated October 6, 2006, the closing of Parcel A has been extended to on or before December 1, 2006. In lieu of the extension fee set forth in the Ninth Amendment, the Purchaser has agreed to deposit in a third party escrow $50,000, which is fully refundable until October 31, 2006. Thereafter, the deposit is refundable to Purchaser only in the event of default by K&B under the Agreement. The escrow deposit is fully applicable to the purchase price of the Parcel A closing. Purchaser also agreed to deposit on or before October 31, 2006, $400,000 in the third party escrow account. This deposit is refundable to Purchaser only in the event of a default by K&B under the Agreement and is fully applicable to the purchase price of the Parcel A closing. All prior payments and deposits made by Purchaser, which total $425,000, will also be applicable to the purchase price at the closing of Parcel A. Under the Tenth Amendment, the closing of Parcel B is extended to the later of August 15, 2007 or 30 days after K&B notifies Purchaser that K&B is no longer occupying Parcel B, but in no event beyond 10 months following the closing of Parcel A.

The closing of the acquisition is subject to various customary closing conditions. Additionally, closing is subject to certain special conditions such as the negotiation of a definitive agreement setting forth K&B's post-closing possessory rights.

The description set forth herein of the Tenth Amendment is qualified in its entirety by reference to the full text of such agreement, which is filed with this report as Exhibit 10.1 and incorporated by reference into this Item 1.01.

This report contains statements about the future, sometimes referred to as "forward--looking" statements. Forward-looking statements are typically identified by the use of the words "believe," "may," "should," "expect," "anticipate," "estimate," "project," "propose,""plan," "intend" and similar words and expressions. Forward--looking statements are not guarantees of completion of proposed transactions, availability of tax-free treatment, or similar matters. Forward--looking statements are subject to risks and uncertainties outside CECO's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see CECO's other SEC reports.

Item 9.01.    Financial Statements and Exhibits

10.1 Tenth Amendment to Restated and Amended Purchase Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CECO ENVIRONMENTAL CORP

Date: October 10, 2006	By:	/s/ Dennis W. Blazer
Dennis W. Blazer
Chief Financial Officer and Vice President-Finance and Administration

Exhibit Index

Exhibit No.	Description
EX-10.1	Tenth Amendment to Restated and Amended Purchase Agreement